Exhibit 5.1

300 N. LaSalle

Chicago, Illinois 60654

(312) 862-2000

www.kirkland.com

September 16, 2013

Sagent Pharmaceuticals, Inc.

1901 N. Roselle Road, Suite 700

Schaumburg, Illinois 60195

Ladies and Gentlemen:

We have acted as special counsel to Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to an aggregate of 3,542,470 shares of the Company’s common stock, par value $0.01 per share (the “Primary Shares”) and the sale by the selling stockholders described in the Prospectus (as defined below) constituting part of the Registration Statement of up to an aggregate of 1,747,530 shares of currently outstanding Common Stock registered under the Registration Statement (which includes up to 690,000 shares that may be issued upon exercise of the Underwriter’s (as defined below) option to purchase additional Secondary Shares from certain selling stockholders) (the “Secondary Shares”, and collectively with the Primary Shares, the “Shares”), pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”), dated September 10, 2013, by and among the Company, the selling stockholders named in Schedule I thereto (the “Selling Stockholders”) and Morgan Stanley & Co. LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”). The Shares are being offered and sold under a registration statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2012 (Registration No. 333-185645) (such Registration Statement, as amended and supplemented, the “Registration Statement”), including a base prospectus dated January 25, 2013 (the “Base Prospectus”), a preliminary prospectus supplement dated September 9, 2013 (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated September 11, 2013 (together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”)

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Certificate of Incorporation of the Company and the Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the original issuance of the Shares and (iii) the Registration Statement and the exhibits thereto and the Prospectus.

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For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the Selling Stockholders and officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

•	the Primary Shares have been duly authorized by appropriate corporate action of the Company’s board of directors, and the Primary Shares are validly issued, fully paid and nonassessable; and

•	the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

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